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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

         Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

NAME                                                    STATE OF INCORPORATION
----                                                    ----------------------
American Cablevision Services, Inc.                            Florida
Avatar Properties Inc.                                         Florida
   Avatar Communities, Inc.                                    Florida
      Avatar Finance, Inc.                                     Delaware
   Avatar New Homes of Florida, Inc.                           Florida
   Avatar Presidential Estates, Inc.                           Florida
   Avatar Realty Inc.                                          Delaware
      Avatar Condominium Management Inc.                       Florida
         Avatar Asset Management, Inc.                         Florida
      Avatar Development Corporation                           Florida
        Avatar Harbor Islands, Inc.                            Florida
        Harbor Islands Clubs, Inc.                             Florida
        Harbor Islands Community Management, Inc.              Florida
           Harbor Islands Community Services, Inc.             Florida
     Harbor Islands Realty, Inc.                               Florida
   Avatar Realty of Arizona, Inc.                              Arizona
   Brookman-Fels Construction Management, Inc.                 Florida
   Dorten, Inc.                                                Florida
   GACL, Inc. of California                                    California
      Mulholland Hills Associates                              California (1)
      Optimum Environments Inc.                                California
   Barefoot Bay Corporation                                    Florida
   Barefoot Bay Development Corporation                        Florida
   Cape Coral Development Corporation                          Florida
       Cape Coral Realty, Inc.                                 Florida
   Lee Investment Company, Inc.                                Florida
   Poinciana Golf and Racquet Club, Inc.                       Florida
   Poinciana New Township, Inc.                                Florida
      Avatar Poinciana, Inc.                                   Florida
   Prominent Title Insurance Agency, Inc.                      Florida
   Rio Rico Properties Inc.                                    Florida
      Avatar Homes of Arizona, Inc.                            Arizona
      Rio Rico Golf and Country Club                           Arizona
      Rio Rico Properties at Kino Springs, Inc.                Arizona
      Rio Rico Resort Hotel, Inc.                              Arizona
      Rio Rico Realty, Inc.                                    Arizona
 Avatar Retirement Communities. Inc.                           Delaware
    Solivita at Poinciana, Inc.                                Florida
       Solivita at Poinciana Food and Beverage, Inc.           Florida
       Solivita at Poinciana Golf Club, Inc.                   Florida
       Solivita at Poinciana Recreation, Inc.                  Florida
    Solivita Realty, Inc.                                      Florida


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Exhibit 21 - Subsidiaries of Registrant - continued

 Avatar Utilities Inc.                                         Delaware (2)
    Avatar Utility Services, Inc.                              Florida
      Utility Services Group Inc.                              Florida
  Poinciana Utilities Inc.                                     Florida
   Barefoot Bay Propane Gas Company                            Florida
   Consolidated Water Company                                  Delaware (3)
      FCWC Holdings, Inc.                                      Delaware (4)
        Florida Cities Water Company                           Florida
 Brookman-Fels Communities, Inc.                               Delaware
 Rio Rico Utilities Inc.                                       Arizona

Notes to Exhibit 21 - Subsidiaries of Registrant:

(1) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.
(2) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company.
(3) Consolidated Water Company owns all outstanding common stock of FCWC Holdings, Inc.
(4) FCWC Holdings, Inc. owns all of the common stock of Florida Cities Water Company.